EXHIBIT 10(iii)(c.2)

EXXONMOBIL SUPPLEMENTAL PENSION PLAN

(Including Key Employee Supplemental Pension Plan)

Effective January 1, 2015

1. Purpose

The purpose of this Plan is to provide payments of equivalent value from the general assets of Exxon Mobil Corporation (“Corporation”) to those participants in the ExxonMobil Pension Plan (“Pension Plan”) who, because of the application of United States Internal Revenue Code (“Code”) sections 415 and 401(a)(17), are precluded from receiving from Pension Plan funded assets all the payments to which they would otherwise be entitled under the Pension Plan's formula.

2. Benefits

2.1          Eligibility

A person is eligible to receive benefits under this Plan only if the person satisfies any of the following requirements:

(A)          The person becomes a retiree pursuant to section 4.1(A) (relating to age, service and LTD-eligibility requirements) or section 4.1(D) (relating to retiree grow-ins in connection with certain divestments) of the ExxonMobil Common Provisions; or

(B)          The person becomes a qualified plans retiree within the meaning of the ExxonMobil Pension Plan.

2.2          Benefit Formula

(A)          In General

Except as provided in paragraph (B) below with respect to former Mobil employees, as defined in the ExxonMobil Common Provisions, (“Former Mobil Employees”), as to any Pension Plan participant eligible for payment under this Plan, the value of the payments under this Plan is an amount that when added to the normal form amount that can be paid to the participant from the Pension Plan's qualified funded assets, produces a sum equal to the total normal form amount to which the participant would be entitled computed under the Pension Plan formula applicable to that participant disregarding any reductions, restrictions, or limitations brought about by the application of Code sections 415 and 401(a)(17), reduced, but not below zero, by the following amounts:

(1)           the amount, if any, payable to the participant under the ExxonMobil Key Employee Supplemental Pension Plan, and

(2)           the amount, if any, payable to the participant under the ExxonMobil Key Employee Additional Payments Plan that is not applied as an offset against the participant's benefit under the ExxonMobil Additional Payments Plan.

Where relevant, this computation is performed after taking into account any entitlement the participant may have under the Overseas Contributory Annuity Plan. The resulting benefit is expressed in the form of a monthly five-year-certain and life annuity for the life of the participant commencing at the participant’s age 65 (“Normal Retirement Age”).

(B)          Benefit Formula for Former Mobil Employee

The payments under this Plan for Former Mobil Employees who retire with eligibility for Incentive Pension Benefits under the ExxonMobil Additional Payments Plan shall be the amounts determined under paragraph (1) below and, if applicable, paragraph (2) below.

(1)           In General

The amount benefit determined under this paragraph (1) shall be the lesser of:

(a)           the amount of the person’s benefit otherwise determined under paragraph (A) above, or

(b)           the excess if any of the person’s Overall Benefit Objective as described in section 2.3(B) of the ExxonMobil Additional Payments Plan, over the sum of the person’s benefit under the ExxonMobil Pension Plan (including any Pre-Social Security Benefit) and the person’s Incentive Pension Benefit and Nonqualified PSSP Benefit, if any, as determined under the ExxonMobil Additional Payments Plan, expressed in the form of a monthly five-year-certain and life annuity for the life of the participant commencing at the participant’s Normal Retirement Age.

(2)           Nonqualified PSSP Benefits

The amount of a person’s benefit determined under this paragraph (2) shall be the amount, if any, of any Nonqualified PSSP Benefit determined for such person under the terms of the ExxonMobil Additional Payments Plan.

2.3          Offsets for Other Pension Benefits

A person’s benefit determined under section 2.2 shall be offset, but not below zero, by any benefit payable to the person under (A) an offsetting pension that is not qualified under the terms of the U.S. Internal Revenue Code, (B) a separation payment offset, or (C) a non-U.S. governmental pension offset, as such terms are defined under the ExxonMobil Pension Plan.

2.4          Plan Administrator Discretion

The procedure for calculating the benefit for former Mobil employees under section 2.2 above, and for determining the application of the offsets for other pension benefits under section 2.3 above, shall be determined in the sole and exclusive discretion of the Plan Administrator.

3. Payment of Benefits

3.1          Timing of Payment

(A)          In General

Except as provided in paragraph (B) or (C) below, payment of the benefit described in article 2 above shall occur as soon as practicable following the later to occur of the following:

(1)           the person’s retirement from ExxonMobil;

(2)           in the case of a person who, immediately prior to his or her retirement, has a Classification Level of 36 or above (“Key Employee”), the six-month anniversary of the person’s retirement;

(B)          Retirement Prior to Age 55

In the case of a person who retires from ExxonMobil on account of long-term disability prior to the first of the month in which the person attains age 55, payment of the benefit described in article 2 above shall occur on the first of the month in which the person attains age 55, or as soon as practicable thereafter.

3.2          Reduction for Early Commencement

If payments under this Plan commence prior to the month in which the person reaches Normal Retirement Age, they are reduced by applying the early commencement factors specified under the Pension Plan for a benefit commencing at the person’s then age.

3.3          Form of Payment

Payment of the benefit described in article 2 above shall be made in a lump sum that is the actuarial equivalent of the five-year-certain and life annuity calculated under section 2.2(A) or 2.2(B)(1) or the actuarial equivalent of the PSSP benefit calculated under 2.2(B)(2). For this purpose, actuarial equivalence shall be determined by the Plan Administrator using the factors and procedures that are used for the calculation of the lump-sum payment option under the Pension Plan.

3.4          Adjustment for Key Employees

If payment of a Key Employee’s benefit is delayed for six months following termination or retirement because of the requirement set out in section 3.1(A)(2) above, then instead of the lump-sum benefit calculated under section 3.3 above, the person shall receive a lump-sum benefit equal to the greater of the following:

(A)          The lump-sum payment that would otherwise have been calculated for the person under section 3.3 above as if he were not a Key Employee, based on the payment date that would have applied to the individual if he were not a Key employee and on the actuarial factors applicable as of such date under the ExxonMobil Pension Plan, plus interest for the period of delayed payment; or

(B)          A lump-sum that is the actuarial equivalent of the person’s five-year-certain and life annuity calculated as of the delayed payment date and using the actuarial factors applicable as of the six-month anniversary of the person’s retirement date.

Interest shall be credited under paragraph (A) above, at a rate equal to the Citibank prime lending rate in effect on the date the person separates from employment.

4. Death Benefit

4.1          Benefits Payable On Account of Death

(A)          In General

In the event a portion of a pension death benefit or a “career annuity subject to deferred commencement that commences by reason of death” that becomes payable under the terms of the Pension Plan on account of the death of a participant cannot be paid from the Pension Plan because of the application of Code sections 415 and 401(a)(17), a lump-sum death benefit of equivalent value shall be paid to the participant’s beneficiary (as determined under section 4.2 below) under this Plan. For this purpose, equivalent value shall be determined by the Plan Administrator using the factors and procedures that are used for the calculation of similar benefits under the Pension Plan.

(B)          Excluded Benefits

Neither the Qualified Joint and Survivor Annuity payment option, nor the Surviving Spouse Annuity benefit, as such are provided for under the Pension Plan, are provided as benefits under this Plan.

4.2          Designation of Beneficiaries

(A)          In General

A person may name one or more designated beneficiaries to receive the benefits payable under this Plan under section 4.1 above in the event of the person's death. Beneficiary designations shall be made in accordance with such procedures as the Plan Administrator may establish. Spousal consent to any designation is not required.

(B)          Default Beneficiaries

(1)           In General

If no specific designation is in effect, the deceased’s beneficiary is the person or persons in the first of the following classes of successive beneficiaries living at the time of death of the deceased:

(a)           spouse;

(b)           children who survive the participant or who die before the participant leaving children of their own who survive the participant;

(c)           parents;

(d)           brothers and sisters who survive the participant or who die before the participant leaving children of their own who survive the participant.

If there are no members of any class of such beneficiaries, payment is made to the deceased's executors or administrators.

(2)           Allocation among Default Beneficiaries

If the same class of beneficiaries under paragraph (1) above contains two or more persons, they share equally, with further subdivision of such equal shares as next provided. In class (b), where a child dies before the participant leaving children who survive the participant, such child's share is subdivided equally among those children. In class (d), where a brother or sister dies before the participant leaving children who survive the participant, such brother or sister's share is subdivided equally among those children.

(3)           Definitions

For purposes of this section 4.2, "child" means a person's son or daughter by legitimate blood relationship or legal adoption; "parent" means a person's father or mother by legitimate blood relationship or legal adoption; "brother" or "sister" means another child of either or both of one's parents.

5. Miscellaneous

5.1          Administration of Plan

The Plan Administrator shall be the Manager, Compensation, Benefit Plans and Policies, Human Resources Department, Exxon Mobil Corporation. The Plan Administrator shall have the right and authority to conclusively interpret this Plan for all purposes, including the determination of any person’s eligibility for benefits hereunder and the resolution of any and all appeals relating to claims by participants or beneficiaries, with any such interpretation being conclusive for all participants and beneficiaries.

5.2          Nature of Payments

Payments provided under this Plan are considered general obligations of the Corporation.

5.3          Assignment or Alienation

Except as provided in section 5.5 below, payments provided under this Plan may not be assigned or otherwise alienated or pledged.

5.4          Amendment or Termination

The Corporation reserves the right to amend or terminate this Plan, in whole or in part, including the right at any time to reduce or eliminate any accrued benefits hereunder and to alter or amend the benefit formula set out herein.

5.5          Forfeiture of Benefits

No person shall be entitled to receive payments under this Plan and any payments received under this Plan shall be forfeited and returned if it is determined by the Corporation in its sole discretion, acting through its chief executive or such person or committee as the chief executive may designate, that a person otherwise entitled to a payment under this Plan or who has commenced receiving payments under this Plan:

(A)          engaged in gross misconduct harmful to the Corporation,

(B)          committed a criminal violation harmful to the Corporation,

(C)          had concealed actions described in paragraph (A) or (B) above which would have brought about termination from employment thereby making the person ineligible for benefits under this Plan,

(D)          separated from service prior to attaining Normal Retirement Age without having received from the Corporation or its delegatee prior written approval for such termination, given in the sole discretion of the Corporation or its delegatee and in the context of recognition that benefits under this Plan would not be forfeited upon such termination, or

(E)           had been terminated for cause.

KEY EMPLOYEE SUPPLEMENTAL PENSION PLAN

K1. Purpose

This Plan provides payments from the general assets of Exxon Mobil Corporation (“Corporation”) to those persons who, as of December 31, 1993,

(A)          were classified at level 36 or above,

(B)          were age 50 and above, and

(C)          were participants in the Annuity Plan of Exxon Corporation (“Annuity Plan”) and who, because of the application of United States Internal Revenue Code (“Code”) sections 415 and 401(a)(17), would have been precluded from receiving from Annuity Plan funded assets all the payments to which they would otherwise be entitled under the Annuity Plan's formula.

This Plan expresses the Corporation's commitment to provide such equivalent payments and sets forth the method for doing so.

K2. Benefits

K2.1       Benefit Formula

As to any participant eligible for payment under this Plan, the value of such payments shall be an amount that when added to the normal form amount that could have been paid to the participant from the Annuity Plan's qualified funded assets, produces a sum equal to the total normal form amount to which the participant would have been entitled computed under the Annuity Plan formula applicable to that participant as of December 31, 1993, disregarding any reductions, restrictions, or limitations brought about by Code sections 415 and 401(a)(17). Where relevant, all computations will take into account any entitlement the participant may have under the Overseas Contributory Annuity Plan. A participant in this Plan shall have a non-forfeitable right to this amount.

K2.2       Benefit Payable On Account of Death

(A)          Death Benefit

In the event a pension death benefit is payable under the terms of the ExxonMobil Pension Plan (“Pension Plan”) on account of the death of a participant, a death benefit shall be payable under this Plan equal to the lump-sum value of the benefit that would have been payable under section K2.1 above to the participant if the participant had not died but had terminated employment and had elected to commence his or her benefit as of the date of death.

(B)          Deferred Annuity Death Benefit

In the event a “Career Annuity subject to deferred commencement that commences by reason of death” is payable under the terms of the Pension Plan on account of the death of a participant, a similar benefit shall be payable under this Plan based on the benefit that would have been payable under section K2.1 above to the participant if the participant had not died.

(C)          Calculation Methodology

The exact nature and amounts of any benefit payable under paragraph (A) or (B) shall be determined under a methodology established from time to time by the Plan Administrator.

(D)          Excluded Benefits

Specifically excluded from coverage and entitlement under this Plan are:

(1)           the legally mandated Qualified Joint and Survivor Annuity, and

(2)           the right to elect a Surviving Spouse Annuity

as such are established for married participants in the Pension Plan.

K3. Beneficiaries

K3.1       Designation of Beneficiaries

A person entitled to receive benefits under this Plan may name one or more designated beneficiaries to receive the benefits payable under this Plan under section K2.2 above in the event of the person's death in accordance with such procedures as the Plan Administrator may establish. Spousal consent to any designation is not required.

K3.2       Default Beneficiaries

(A)          In General

If no specific designation is in effect, the deceased’s beneficiary is the person or persons in the first of the following classes of successive beneficiaries living at the time of death of the deceased:

(1)           spouse;

(2)           children who survive the participant or who die before the participant leaving children of their own who survive the participant;

(3)           parents;

(4)           brothers and sisters who survive the participant or who die before the participant leaving children of their own who survive the participant.

If there are no members of any class of such beneficiaries, payment is made to the deceased's executors or administrators.

(B)          Allocation among Default Beneficiaries

If the same class of beneficiaries under paragraph (A) above contains two or more persons, they share equally, with further subdivision of such equal shares as next provided. In class (2), where a child dies before the participant leaving children who survive the participant, such child's share shall be subdivided equally among those children. In class (4), where a brother or sister dies before the participant leaving children who survive the participant, such brother or sister's share shall be subdivided equally among those children.

(C)          Definitions

For purposes of this section K3.2, "child" means a person's son or daughter by legitimate blood relationship or legal adoption; "parent" means a person's father or mother by legitimate blood relationship or legal adoption; "brother" or "sister" means another child of either or both of one's parents.

K4. Payment of Benefits

K4.1       Commencement of Benefits

(A)          In General

Payments under this Plan occur at the same time as payments under the ExxonMobil Supplemental Pension Plan commence.

(B)          Reduction for Early Commencement

If payments under this Plan commence prior to the month in which the person reaches age 65, they are reduced by applying the early commencement factors for retirees set forth in the Pension Plan for a normal maturity age of 65. For all actuarial purposes, this monthly amount paid as a five-year certain life annuity is deemed the normal form amount.

K4.2       Form of Payment

Payments under this Plan shall be made in the form of a lump sum that is the actuarial equivalent of the five-year-certain and life annuity in which the normal form of benefit is expressed. For this purpose, actuarial equivalency shall be determined by the Plan Administrator using the factors used for comparable determinations under the Pension Plan.

K5. Miscellaneous

K5.1       Administration of Plan

The Plan Administrator shall be the Manager, Compensation, Benefit Plans and Policies, Human Resources Department, ExxonMobil Corporation. The Plan Administrator shall have the right and authority to conclusively interpret this Plan for all purposes, including the determination of any person’s eligibility for benefits hereunder and the resolution of any and all appeals relating to claims by participants or beneficiaries, with any such interpretation being conclusive for all participants and beneficiaries.

K5.2       Nature of Payments

Payments provided under this Plan shall be considered general obligations of the Corporation.

K5.3       Assignment or Alienation

Payments provided under this Plan may not be assigned or otherwise alienated or pledged.

K5.4       Amendment or Termination

The Corporation reserves the right to amend or terminate this Plan, in whole or in part, so long as the amendment does not deprive any person of the non-forfeitable right to benefits specifically granted in this Plan.